Exhibit 10.4

AMENDMENT NO. 3 TO CONTRIBUTION AGREEMENT

This Amendment No. 3 (the “Amendment”) to that certain Contribution Agreement between Summit Midstream Partners Holdings, LLC (“SMP Holdings”) and Summit Midstream Partners, LP (“Summit MLP”), dated February 25, 2016, as amended (the “Contribution Agreement”), is made and entered into as of November 17, 2020 (the “Effective Time”), by and between SMP Holdings and Summit MLP, who shall hereinafter be collectively referred to as the “Parties.” Capitalized terms used and not defined herein shall have the meanings given to such terms in the Contribution Agreement.

RECITALS

WHEREAS, on September 29, 2020, SMP Holdings and the Summit MLP entered into that certain Transaction Support Agreement (the “TSA”) with the Directing Lenders (as defined in the TSA) to facilitate a proposed consensual restructuring of that certain term loan credit agreement (the “Term Loan”), dated as of March 21, 2017, by and between SMP Holdings and the lenders party thereto (the “Term Loan Lenders”), and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “Term Loan Agent”), on the terms set forth in the TSA and as specified in the term sheet attached thereto as well as in the Strict Foreclosure Agreement (the “Strict Foreclosure Agreement”) dated the date hereof (such transactions, the “TL Restructuring”);

WHEREAS, Summit MLP owes SMP Holdings Remaining Consideration (as defined in the Contribution Agreement) of $180,750,000.00 under the Contribution Agreement;

WHEREAS, the TSA provides that, as part of the TL Restructuring, in complete satisfaction of Summit MLP’s obligation to pay the Remaining Consideration to SMP Holdings under the Contribution Agreement, Summit MLP will (i) pay to SMP Holdings cash in the amount of $20,000,000.00, which will be used by SMP Holdings to pay a consent premium to the Term Loan Lenders (the “Consent Premium”); and (ii) pay to SMP Holdings cash in the amount of $6,500,000.00, which will be used by SMP Holdings to pay additional consideration to the Term Loan Lenders (the “Additional Consideration”);

WHEREAS, the Directing Lenders have directed the Term Loan Agent to execute a strict foreclosure against the 2,306,972 common units representing limited partner interests in Summit MLP (34,604,581 common units prior to Summit MLP’s 1-for-15 reverse unit split of its common units, effective November 9, 2020) pledged as collateral under the Term Loan, in full satisfaction of all of the Term Loan Lenders’ claims and all of SMP Holdings’ obligations under the Term Loan, pursuant to the terms of the Strict Foreclosure Agreement;

WHEREAS, on the date hereof, SMP Holdings will (i) pay the Consent Premium and the Additional Consideration to the Term Loan Lenders, (ii) pay the Term Loan Agent Fees and Expenses (as defined in the TSA) to the Term Loan Agent and (iii) pay the Ad Hoc Group Fees and Expenses (as defined in the TSA) to the Ad Hoc Group (as defined in the TSA);

WHEREAS, Section 10.5 of the Contribution Agreement provides that any term or condition of the Contribution Agreement may be waived at any time by the Party that is entitled to the benefit thereof;

WHEREAS, Section 10.6 of the Contribution Agreement provides that Summit MLP cannot execute any amendment, supplement or modification of the Contribution Agreement without the consent or approval of the Conflicts Committee;

WHEREAS, pursuant to this Amendment, SMP Holdings hereby waives the requirements of Section 10.6 of the Contribution Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, and intending to be legally bound hereby, the Parties do hereby agree as follows:

1.    Amendment to Definitions. With effect from the Effective Time, the defined term “Remaining Consideration” in the Contribution Agreement shall be amended and restated in its entirety to read as follows:

“Remaining Consideration” means an amount equal to $0.00.

2.    Amendment to Consideration. With effect from the Effective Time, Section 2.2 of the Contribution Agreement shall be amended and restated in its entirety to read as follows:

2.2

Consideration. Summit MLP, in complete satisfaction of its obligation to pay the Remaining Consideration, agrees to pay SMP Holdings cash in the amount of $26,500,000.00 and contributes to SMP Holdings $493,749.96 in cash to pay the Term Loan Agent Fees and Expenses to the Term Loan Agent and to pay the Ad Hoc Group Fees and Expenses to the Ad Hoc Group.

3.    No Waiver; Effect of Amendment. Except as expressly stated herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise modify the rights and remedies of the Parties to the Contribution Agreement, and except as expressly amended hereby, the Contribution Agreement is hereby confirmed and ratified and shall remain unchanged and in full force and effect. From and after the Effective Time, each reference in the Contribution Agreement to “this Agreement,” “hereof,” “hereunder,” “herein,” “hereby” or words of like import referring to the Contribution Agreement shall mean and be a reference to the Contribution Agreement as amended by this Amendment.

4.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be effective as delivery of an original executed counterpart of this Amendment.

5.    CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. THIS AMENDMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OR CHOICE OF LAW PROVISION THAT WOULD RESULT IN THE IMPOSITION OF

ANOTHER JURISDICTION’S LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN ANY DISPUTE, CONTROVERSY, REMEDY OR CLAIM BETWEEN THE PARTIES ARISING OUT OF, RELATING TO, OR IN ANY WAY CONNECTED WITH THIS AMENDMENT, INCLUDING THE EXISTENCE, VALIDITY, PERFORMANCE, OR BREACH THEREOF. WITH RESPECT TO ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT WITHOUT PREJUDICE TO THE TERMS OF PARAGRAPH 8 BELOW, EACH PARTY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY.

6.    Dispute Resolution and Arbitration; Additional Miscellaneous Terms. The provisions of Section 1.2, Section 7.9, Section 7.10 and Article X of the Contribution Agreement shall apply mutatis mutandis to this Amendment, and to the Contribution Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.

SUMMIT MIDSTREAM PARTNERS HOLDINGS, LLC		SUMMIT MIDSTREAM PARTNERS, LP
By: Summit Midstream GP, LLC

By:	/s/ MARC D. STRATTON	By:	/s/ J. HEATH DENEKE
Name: Title:	Marc D. Stratton Executive Vice President and Chief Financial Officer	Name: Title:	J. Heath Deneke President and Chief Executive Officer

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